SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2008

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12386		13-371318
(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)		(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Set forth below is an updated list of material factors that may adversely affect our business and operations. This list updates and supersedes the information set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007.

We are subject to risks involved in single tenant leases.

We focus our acquisition activities on real properties that are net leased to single tenants. Therefore, the financial failure of, or other default by, a single tenant under its lease is likely to cause a significant reduction in the operating cash flow generated by the property leased to that tenant and might decrease the value of that property.

We rely on revenues derived from major tenants.

Revenues from several of our tenants and/or their guarantors constitute a significant percentage of our base rental revenues. As of March 31, 2008, our 10 largest tenants/guarantors, which occupied 35 properties, represented approximately 25.5% of our annualized base rental revenue for the three months ended March 31, 2008. The default, financial distress or bankruptcy of any of the tenants of these properties could cause interruptions in the receipt of lease revenues from these tenants and/or result in vacancies, which would reduce our revenues and increase operating costs until the affected property is re-let, and could decrease the ultimate sales value of that property. Upon the expiration or other termination of the leases that are currently in place with respect to these properties, we may not be able to re-lease the vacant property at a comparable lease rate or without incurring additional expenditures in connection with the re-leasing.

We could become more highly leveraged, resulting in increased risk of default on our obligations and in an increase in debt service requirements which could adversely affect our financial condition and results of operations and our ability to pay distributions.

We have incurred, and expect to continue to incur, indebtedness in furtherance of our activities. Neither our amended and restated declaration of trust nor any policy statement formally adopted by our Board of Trustees limits either the total amount of indebtedness or the specified percentage of indebtedness that we may incur. Accordingly, we could become more highly leveraged, resulting in an increased risk of default on our obligations and in an increase in debt service requirements which could adversely affect our financial condition and results of operations and our ability to pay distributions.

Market interest rates could have an adverse effect on our borrowing costs and profitability and can adversely affect our share price.

We have exposure to market risks relating to increases in interest rates due to our variable-rate debt. An increase in interest rates may increase our costs of borrowing on existing variable-rate indebtedness, leading to a reduction in our net income. As of March 31, 2008, we had outstanding $213.6 million in consolidated variable-rate indebtedness, not subject to an interest-rate swap agreement. The level of our variable-rate indebtedness, along with the interest rate associated with such variable-rate indebtedness, may change in the future and materially affect our interest costs and net income. In addition, our interest costs on our fixed-rate indebtedness can increase if we are required to refinance our fixed-rate indebtedness at maturity at higher interest rates.

Furthermore, the public valuation of our common shares is related primarily to the earnings that we derive from rental income with respect to our properties and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can affect the market value of our common shares. For instance, if interest rates rise, the market price of our common shares may decrease because potential investors seeking a higher dividend yield than they would receive from our common shares may sell our common shares in favor of higher rate interest-bearing securities.

Recent disruptions in the financial markets could affect our ability to obtain debt financing on reasonable terms and have other adverse effects on us.

The United States credit markets have recently experienced significant dislocations and liquidity disruptions which have caused the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access additional debt financing at reasonable terms, which may negatively affect our ability to make acquisitions. A prolonged downturn in the credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plan accordingly. In addition, these factors may make it more difficult for us to sell properties or may adversely affect the price we receive for properties that we do sell, as prospective buyers may experience increased costs of debt financing or difficulties in obtaining debt financing. These events in the credit markets have also had an adverse effect on other financial markets in the United States, which may make it more difficult or costly for us to raise capital through the issuance of our common shares or preferred shares. These disruptions in the financial markets may have other adverse effects on us or the economy generally.

We face risks associated with refinancings.

A significant number of our properties, as well as corporate level borrowings, are subject to mortgage or other secured notes with balloon payments due at maturity. As of March 31, 2008, the consolidated scheduled balloon payments for the next five calendar years, are as follows:

Year	Balloon Payments
2008 – remaining	$22.6 million
2009	$282.4 million
2010	$110.6 million
2011	$99.5 million
2012	$533.8 million

Our ability to make the scheduled balloon payments will depend upon our cash balances, the amount available under our credit facility and our ability either to refinance the related mortgage debt or to sell the related property.

As of March 31, 2008, the scheduled balloon payments for our non-consolidated entities for the next five calendar years are as follows:

Year	Balloon Payments	Balloon Payments – our Proportionate Share
2008 – remaining	$77.2 million	$38.6 million
2009	$317.7 million	$156.3 million
2010	$7.6 million	$3.6 million
2011	$46.0 million	$21.7 million
2012	$81.8 million	$40.3 million

Our ability to accomplish these goals will be affected by various factors existing at the relevant time, such as the state of the national and regional economies, local real estate conditions, the state of the capital markets, available mortgage rates, the lease terms or market rates of the mortgaged properties, our equity in the mortgaged properties, our financial condition, the operating history of the mortgaged properties and tax laws. If we are unable to obtain sufficient financing to fund the scheduled balloon payments or to sell the related property at a price that generates sufficient proceeds to pay the scheduled balloon payments, we would lose our entire investment in the related property.

We face uncertainties relating to lease renewals and re-letting of space.

Upon the expiration of current leases for space located in our properties, we may not be able to re-let all or a portion of that space, or the terms of re-letting (including the cost of concessions to tenants) may be less favorable to us than current lease terms or market rates. If we are unable to re-let promptly all or a substantial portion of the space located in our properties or if the rental rates we receive upon re-letting are significantly lower than current rates, our net income and ability to make expected distributions to our shareholders will be adversely affected due to the resulting reduction in rent receipts and increase in our property operating costs. There can be no assurance that we will be able to retain tenants in any of our properties upon the expiration of their leases.

Certain of our properties are cross-collateralized.

As of March 31, 2008, the mortgages on three sets of two properties, one set of four properties and one set of three properties are cross-collateralized. In addition, The Lexington Master Limited Partnership, or the MLP’s $225.0 million loan (of which $213.6 million is outstanding at March 31, 2008) is secured by a borrowing base of 41 properties. To the extent that any of our properties are cross-collateralized, any default by us under the mortgage note relating to one property will result in a default under the financing arrangements relating to any other property that also provides security for that mortgage note or is cross-collateralized with such mortgage note.

We face possible liability relating to environmental matters.

 Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, as an owner of real property, we may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under our properties, as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons and adjacent property. These laws may impose liability without regard to whether we knew of, or were responsible for, the presence or disposal of those substances. This liability may be imposed on us in connection with the activities of an operator of, or tenant at, the property. The cost of any required remediation, removal, fines or personal or property damages and our liability therefore could exceed the value of the property and/or our aggregate assets. In addition, the presence of those substances, or the failure to properly dispose of or remove those substances, may adversely affect our ability to sell or rent that property or to borrow using that property as collateral, which, in turn, would reduce our revenues and ability to make distributions.

 A property can also be adversely affected either through physical contamination or by virtue of an adverse effect upon value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties. Although our tenants are primarily responsible for any environmental damages and claims related to the leased premises, in the event of the bankruptcy or inability of any of our tenants to satisfy any obligations with respect to the property leased to that tenant, we may be required to satisfy such obligations. In addition, we may be held directly liable for any such damages or claims irrespective of the provisions of any lease.

 From time to time, in connection with the conduct of our business, we authorize the preparation of Phase I environmental reports and, when necessary, Phase II environmental reports, with respect to our properties. Based upon these environmental reports and our ongoing review of our properties, as of the date of this Annual Report, we are not aware of any environmental condition with respect to any of our properties that we believe would be reasonably likely to have a material adverse effect on us.

 There can be no assurance, however, that the environmental reports will reveal all environmental conditions at our properties or that the following will not expose us to material liability in the future:

•	the discovery of previously unknown environmental conditions;

•	changes in law;

•	activities of tenants; or

•	activities relating to properties in the vicinity of our properties.

Changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures or may otherwise adversely affect the operations of our tenants, which could adversely affect our financial condition or results of operations.

Uninsured losses or a loss in excess of insured limits could adversely affect our financial condition.

We carry comprehensive liability, fire, extended coverage and rent loss insurance on most of our properties, with policy specifications and insured limits that we believe are customary for similar properties. However, with respect to those properties where the leases do not provide for abatement of rent under any circumstances, we generally do not maintain rent loss insurance. In addition, there are certain types of losses, such as losses resulting from wars, terrorism or certain acts of God that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in a property, as well as the anticipated future revenues from a property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any loss of these types would adversely affect our financial condition.

Future terrorist attacks such as the attacks which occurred in New York City, Pennsylvania and Washington, D.C. on September 11, 2001, and the military conflicts such as the military actions taken by the United States and its allies in Afghanistan and Iraq, could have a material adverse effect on general economic conditions, consumer confidence and market liquidity.

 Among other things, it is possible that interest rates may be affected by these events. An increase in interest rates may increase our costs of borrowing, leading to a reduction in our net income. These types of terrorist acts could also result in significant damages to, or loss of, our properties.

We and our tenants may be unable to obtain adequate insurance coverage on acceptable economic terms for losses resulting from acts of terrorism. Our lenders may require that we carry terrorism insurance even if we do not believe this insurance is necessary or cost effective. We may also be prohibited under the applicable lease from passing all or a portion of the cost of such insurance through to the tenant. Should an act of terrorism result in an uninsured loss or a loss in excess of insured limits, we could lose capital invested in a property, as well as the anticipated future revenues from a property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any loss of these types would adversely affect our financial condition.

Competition may adversely affect our ability to purchase properties.

There are numerous commercial developers, real estate companies, financial institutions and other investors with greater financial resources than we have that compete with us in seeking properties for acquisition and tenants who will lease space in our properties. Due to our focus on net lease properties located throughout the United States, and because most competitors are locally and/or regionally focused, we do not encounter the same competitors in each market. Our competitors include other real estate investment trusts, or REITs, financial institutions, insurance companies, pension funds, private companies and individuals. This competition may result in a higher cost for properties that we wish to purchase.

Our failure to maintain effective internal controls could have a material adverse effect on our business, operating results and share price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires annual management assessments of the effectiveness of our internal controls over financial reporting. If we fail to maintain the adequacy of our internal controls, as such standards may be modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and to maintain our qualification as a REIT and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, our REIT qualification could be jeopardized, investors could lose confidence in our reported financial information, and the trading price of our shares could drop significantly.

We may have limited control over our co-investment programs and joint venture investments.

Our co-investment programs and joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our partner might, at any time, become bankrupt, have different interests or goals than we do, or take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. Other risks of co-investment programs and joint venture investments include impasse on decisions, such as a sale, because neither we nor our partner have full control over the co-investment programs or joint venture. Also, there is no limitation under our organizational documents as to the amount of funds that may be invested in co-investment programs and joint ventures.

One of co-investment programs, Concord, is owned equally by the MLP and a subsidiary of Winthrop Realty Trust, or Winthrop. This co-investment program, is managed by an investment committee which consists of seven members, three members appointed by each of the MLP and Winthrop (with one appointee from each of the MLP and Winthrop qualifying as “independent”) and the seventh member appointed by FUR Holdings LLC, the administrative manager of Concord and primary owner of the former external advisor of the MLP and the current external advisor of Winthrop. Each investment in excess of $20.0 million to be made by this joint venture, as well as additional material matters, requires the consent of the investment committee appointed by the MLP and Winthrop. Accordingly, Concord may not take certain actions or invest in certain assets even if the MLP believes it to be in its best interest. Michael L. Ashner, our former Executive Chairman and Director of Strategic Acquisitions is also the Chairman and Chief Executive Officer of Winthrop, the managing member of FUR Holdings LLC and the seventh member of Concord’s investment committee.

Another co-investment program, Net Lease Strategic Assets Fund LP, or NLS, is managed by an Executive Committee comprised of three persons appointed by us and two persons appointed by our partner. With few exceptions, the vote of four members of the Executive Committee is required to conduct business. Accordingly, we do not control the business decisions of this co-investment.

Investments by our co-investment programs may conflict with our ability to make attractive investments.

Under the terms of the limited partnership agreement governing NLS, we are required to first offer to NLS all opportunities to acquire real estate assets which, among other criteria, are specialty in nature and net leased. Only if NLS elects not to approve the acquisition opportunity or the applicable exclusivity conditions have expired, may we pursue the opportunity directly. As a result, we may not be able to make attractive acquisitions directly and may only receive an interest in such acquisitions through our interest in NLS.

Certain of our trustees and officers may face conflicts of interest with respect to sales and refinancings.

E. Robert Roskind and Richard J. Rouse, our Chairman, and Vice Chairman and Chief Investment Officer, respectively, each own limited partnership interests in certain of our operating partnerships, and as a result, may face different and more adverse tax consequences than our other shareholders will if we sell certain properties or reduce mortgage indebtedness on certain properties. Those individuals may, therefore, have different objectives than our other shareholders regarding the appropriate pricing and timing of any sale of such properties or reduction of mortgage debt.

Accordingly, there may be instances in which we may not sell a property or pay down the debt on a property even though doing so would be advantageous to our other shareholders. In the event of an appearance of a conflict of interest, the conflicted trustee or officer must recuse himself or herself from any decision making or seek a waiver of our Code of Business Conduct and Ethics.

Our ability to change our portfolio is limited because real estate investments are illiquid.

Equity investments in real estate are relatively illiquid and, therefore, our ability to change our portfolio promptly in response to changed conditions will be limited. Our Board of Trustees may establish investment criteria or limitations as it deems appropriate, but currently does not limit the number of properties in which we may seek to invest or on the concentration of investments in any one geographic region. We could change our investment, disposition and financing policies without a vote of our shareholders.

There can be no assurance that we will remain qualified as a REIT for federal income tax purposes.

We believe that we have met the requirements for qualification as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 1993, and we intend to continue to meet these requirements in the future. However, qualification as a REIT involves the application of highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations. No assurance can be given that we have qualified or will remain qualified as a REIT. The Code provisions and income tax regulations applicable to REITs are more complex than those applicable to corporations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the requirements for qualification as a REIT or the federal income tax consequences of such qualification. If we do not qualify as a REIT, we would not be allowed a deduction for distributions to shareholders in computing our net taxable income. In addition, our income would be subject to tax at the regular corporate rates. We also could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Cash available for distribution to our shareholders would be significantly reduced for each year in which we do not qualify as a REIT. In that event, we would not be required to continue to make distributions. Although we currently intend to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause us, without the consent of the shareholders, to revoke the REIT election or to otherwise take action that would result in disqualification.

We may be subject to the REIT prohibited transactions tax, which could result in significant U.S. federal income tax liability to us.

We announced a restructuring of our investment strategy, focusing on core and core plus assets.  A real estate investment trust will incur a 100% tax on the net income from a prohibited transaction.  Generally, a prohibited transaction includes a sale or disposition of property held primarily for sale to customers in the ordinary course of a trade or business.  While we believe that the dispositions of our assets pursuant to the restructuring of our investment strategy should not be treated as prohibited transactions, whether a particular sale will be treated as a prohibited transaction depends on the underlying facts and circumstances.  We have not sought and do not intend to seek a ruling from the Internal Revenue Service regarding any dispositions.  Accordingly, there can be no assurance that our dispositions of such assets will not be subject to the prohibited transactions tax.  If all or a significant portion of those dispositions were treated as prohibited transactions, we would incur a significant U.S. federal income tax liability, which could have a material adverse effect on our results of operations.

Distribution requirements imposed by law limit our flexibility.

To maintain our status as a REIT for federal income tax purposes, we are generally required to distribute to our shareholders at least 90% of our taxable income for that calendar year. Our taxable income is determined without regard to any deduction for dividends paid and by excluding net capital gains. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years. We intend to continue to make distributions to our shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income and nondeductible excise taxes. Differences in timing between the receipt of income and the payment of expenses in determining our income and the effect of required debt amortization payments could require us to borrow funds on a short-term basis in order to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

Certain limitations limit a third party’s ability to acquire us or effectuate a change in our control.

Limitations imposed to protect our REIT status.  In order to protect us against the loss of our REIT status, our declaration of trust limits any shareholder from owning more than 9.8% in value of any class of our outstanding shares, subject to certain exceptions. The ownership limit may have the effect of precluding acquisition of control of us.

Severance payments under employment agreements.  Substantial termination payments may be required to be paid under the provisions of employment agreements with certain of our executives upon a change of control. We have entered into employment agreements with four of our executive officers which provide that, upon the occurrence of a change in control of us (including a change in ownership of more than 50% of the total combined voting power of our outstanding securities, the sale of all or substantially all of our assets, dissolution, the acquisition, except from us, of 20% or more of our voting shares or a change in the majority of our Board of Trustees), those executive officers would be entitled to severance benefits based on their current annual base salaries, recent annual cash bonuses and the average of the value of the two most recent long-term incentive awards as defined in the employment agreements. Accordingly, these payments may discourage a third party from acquiring us.

            Limitation due to our ability to issue preferred shares.  Our amended and restated declaration of trust authorizes our Board of Trustees to issue preferred shares, without shareholder approval. The Board of Trustees is able to establish the preferences and rights of any preferred shares issued which could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in shareholders’ best interests. As of March 31, 2008, we had outstanding 3,160,000 8.05% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Shares, that we issued in June 2003, 3,100,000 6.50% Series C Cumulative Convertible Preferred Stock, or Series C Preferred Shares, that we issued in December 2004 and January 2005, 6,200,000 7.55% Series D Cumulative Redeemable Preferred Stock, or Series D Preferred Shares, that we issued in February 2007, and one share of our special voting preferred stock that we issued in December 2006 in connection with the merger with Newkirk Realty Trust, Inc., which we refer to as the Merger. Our Series B, Series C and Series D Preferred Shares include provisions that may deter a change of control. The establishment and issuance of shares of our existing series of preferred shares or a future series of preferred shares could make a change of control of us more difficult.

Limitation imposed by the Maryland Business Combination Act.  The Maryland General Corporation Law, as applicable to Maryland REITs, establishes special restrictions against “business combinations” between a Maryland REIT and “interested shareholders” or their affiliates unless an exemption is applicable. An interested shareholder includes a person who beneficially owns, and an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding voting shares, but a person is not an interested shareholder if the Board of Trustees approved in advance the transaction by which he otherwise would have been an interested shareholder. Among other things, Maryland law prohibits (for a period of five years) a merger and certain other transactions between a Maryland REIT and an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees and approved by two super-majority shareholder votes unless, among other conditions, the common shareholders receive a minimum price for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. The business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if such acquisition would be in shareholders’ best interests. In connection with our merger with Newkirk, Vornado Realty Trust, which we refer to as Vornado, and Apollo Real Estate Investment Fund III, L.P., which we refer to as Apollo, were granted a limited exemption from the definition of “interested shareholder.”

Maryland Control Share Acquisition Act.  Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the vote entitled to be cast on the matter under the Maryland Control Share Acquisition Act. Shares owned by the acquiror, by our officers or by employees who are our trustees are excluded from shares entitled to vote on the matter. “Control Shares” means shares that, if aggregated with all other shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a shareholders’ meeting, then subject to certain conditions and limitations the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. Any control shares acquired in a control share acquisition which are not exempt under our by-laws will be subject to the Maryland Control Share Acquisition Act. Our amended and restated by-laws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares. We cannot assure you that this provision will not be amended or eliminated at any time in the future.

Limits on ownership of our capital shares may have the effect of delaying, deferring or preventing someone from taking control of us.

For us to qualify as a REIT for federal income tax purposes, among other requirements, not more than 50% of the value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined for federal income tax purposes to include certain entities) during the last half of each taxable year, and these capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year for which a REIT election is made). Our amended and restated declaration of trust includes certain restrictions regarding transfers of our capital shares and ownership limits.

Actual or constructive ownership of our capital shares in excess of the share ownership limits contained in its declaration of trust would cause the violative transfer or ownership to be void or cause the shares to be transferred to a charitable trust and then sold to a person or entity who can own the shares without violating these limits. As a result, if a violative transfer were made, the recipient of the shares would not acquire any economic or voting rights attributable to the transferred shares. Additionally, the constructive ownership rules for these limits are complex and groups of related individuals or entities may be deemed a single owner and consequently in violation of the share ownership limits.

These restrictions and limits may not be adequate in all cases, however, to prevent the transfer of our capital shares in violation of the ownership limitations. The ownership limits discussed above may have the effect of delaying, deferring or preventing someone from taking control of us, even though a change of control could involve a premium price for the common shares or otherwise be in shareholders’ best interests.

Legislative or regulatory tax changes could have an adverse effect on us.

At any time, the federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a shareholder. REIT dividends generally are not eligible for the reduced rates currently applicable to certain corporate dividends (unless attributable to dividends from taxable REIT subsidiaries and otherwise eligible for such rates). As a result, investment in non-REIT corporations may be relatively more attractive than investment in REITs. This could adversely affect the market price of our shares.

Our Board of Trustees may change our investment policy without shareholders’ approval.

Subject to our fundamental investment policy to maintain our qualification as a REIT, our Board of Trustees will determine its investment and financing policies, growth strategy and its debt, capitalization, distribution, acquisition, disposition and operating policies.

Our Board of Trustees may revise or amend these strategies and policies at any time without a vote by shareholders. Accordingly, shareholders’ control over changes in our strategies and policies is limited to the election of trustees, and changes made by our Board of Trustees may not serve the interests of shareholders and could adversely affect our financial condition or results of operations, including our ability to distribute cash to shareholders or qualify as a REIT.

The intended benefits of the Merger may not be realized.

The Merger presented and continues to present challenges to management, including the integration of our operations and properties with those of Newkirk. The Merger also poses other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management’s attention to the integration of the operations of the two entities. Any difficulties that we encounter in the transition and integration processes, and any level of integration that is not successfully achieved, could have an adverse effect on our revenues, level of expenses and operating results. We may also experience operational interruptions or the loss of key employees, tenants and customers. As a result, notwithstanding our expectations, we may not realize any of the anticipated benefits or cost savings of the Merger.

Our inability to carry out our growth strategy could adversely affect our financial condition and results of operations.

Our growth strategy is based on the acquisition and development of additional properties and related assets, including acquisitions of large portfolios and real estate companies and acquisitions through co-investment programs such as joint ventures. In the context of our business plan, “development” generally means an expansion or renovation of an existing property or the acquisition of a newly constructed property. We may provide a developer with a commitment to acquire a property upon completion of construction of a property and commencement of rent from the tenant. Our plan to grow through the acquisition and development of new properties could be adversely affected by trends in the real estate and financing businesses. The consummation of any future acquisitions will be subject to satisfactory completion of an extensive valuation analysis and due diligence review and to the negotiation of definitive documentation. Our ability to implement our strategy may be impeded because we may have difficulty finding new properties and investments at attractive prices that meet our investment criteria, negotiating with new or existing tenants or securing acceptable financing. If we are unable to carry out our strategy, our financial condition and results of operations could be adversely affected.

Acquisitions of additional properties entail the risk that investments will fail to perform in accordance with expectations, including operating and leasing expectations. Redevelopment and new project development are subject to numerous risks, including risks of construction delays, cost overruns or force majeure events that may increase project costs, new project commencement risks such as the receipt of zoning, occupancy and other required governmental approvals and permits, and the incurrence of development costs in connection with projects that are not pursued to completion.

Some of our acquisitions and developments may be financed using the proceeds of periodic equity or debt offerings, lines of credit or other forms of secured or unsecured financing that may result in a risk that permanent financing for newly acquired projects might not be available or would be available only on disadvantageous terms. If permanent debt or equity financing is not available on acceptable terms to refinance acquisitions undertaken without permanent financing, further acquisitions may be curtailed or cash available for distribution to shareholders may be adversely affected.

The concentration of ownership by certain investors may limit other shareholders from influencing significant corporate decisions.

As of March 31, 2008, Vornado and Apollo, collectively owned 26,836,830 million voting MLP units which are redeemable by the holder thereof for, at our election, cash or our common shares. Accordingly Apollo and Vornado collectively held a 28.4% voting interest in us, as of March 31, 2008. As holders of voting MLP units, Vornado and Apollo, as well as other holders of voting MLP units, have the right to direct the voting of our special voting preferred stock. Holders of interests in our other operating partnerships do not have voting rights.  NKT Advisors, LLC holds the one share of our special voting preferred stock pursuant to a voting trustee agreement. To the extent that an affiliate of Vornado is a member of our Board of Trustees, NKT Advisors, LLC has the right to direct the vote of the voting MLP units held by Vornado with respect to the election of members of our Board of Trustees. Clifford Broser, a member of our Board of Trustees, is a Senior Vice President of Vornado.

E. Robert Roskind, our Chairman, owned, as of March 31, 2008, 0.9 million of our common shares and 1.5 million units of limited partner interest in our other operating partnerships, which are redeemable for our common shares on a one for one basis, or with respect to a portion of the units, at our election, cash. Mr. Roskind held a 2.6% voting interest in us as of March 31, 2008.

Securities eligible for future sale may have adverse effects on our share price.

An aggregate of approximately 39.6 million of our common shares are issuable upon the exchange of units of limited partnership interests in our operating partnership subsidiaries. Depending upon the number of such securities exchanged or exercised at one time, an exchange or exercise of such securities could be dilutive to or otherwise adversely affect the interests of holders of our common shares.

We are dependent upon our key personnel.

We are dependent upon key personnel whose continued service is not guaranteed. We are dependent on our executive officers for business direction. We have entered into employment agreements with certain employees, including E. Robert Roskind, our Chairman, Richard J. Rouse, our Vice Chairman and Chief Investment Officer, T. Wilson Eglin, our Chief Executive Officer, President and Chief Operating Officer, and Patrick Carroll, our Executive Vice President, Chief Financial Officer and Treasurer.

Our inability to retain the services of any of our key personnel or our loss of any of their services could adversely impact our operations. We do not have key man life insurance coverage on our executive officers.

Risks Specific to Our Investment in Concord

In addition to the risks described above, our investment in Concord is subject to the following additional risks:

Concord invests in subordinate mortgage-backed securities which are subject to a greater risk of loss than senior securities. Concord may hold the most junior class of mortgage-backed securities which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans.

Concord invests in a variety of subordinate loan securities, and sometimes holds a “first loss” subordinate holder position. The ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower since the underlying loans are generally non-recourse in nature. In the event of default and the exhaustion of any equity support, reserve funds, letters of credit and any classes of securities junior to those in which Concord invests, Concord will not be able to recover all of its investment in the securities purchased.

Expenses of enforcing the underlying mortgage loans (including litigation expenses), expenses of protecting the properties securing the mortgage loans and the liens on the mortgaged properties, and, if such expenses are advanced by the servicer of the mortgage loans, interest on such advances will also be allocated to such “first loss” securities prior to allocation to more senior classes of securities issued in the securitization. Prior to the reduction of distributions to more senior securities, distributions to the “ first loss” securities may also be reduced by payment of compensation to any servicer engaged to enforce a defaulted mortgage loan. Such expenses and servicing compensation may be substantial and consequently, in the event of a default or loss on one or more mortgage loans contained in a securitization, Concord may not recover its investment.

Concord’s warehouse facilities and its CDO financing agreements may limit its ability to make investments.

In order for Concord to borrow money to make investments under its repurchase facilities, its repurchase counterparty has the right to review the potential investment for which Concord is seeking financing. Concord may be unable to obtain the consent of its repurchase counterparty to make certain investments. Concord may be unable to obtain alternate financing for that investment. Concord’s repurchase counterparty consent rights with respect to its warehouse facility may limit Concord’s ability to execute its business strategy.

The repurchase agreements that Concord uses to finance its investments may require it to provide additional collateral.

If the market value of the loan assets and loan securities pledged or sold by Concord to a repurchase counterparty decline in value, which decline is determined, in most cases, by the repurchase counterparty, Concord may be required by the repurchase counterparty to provide additional collateral or pay down a portion of the funds advanced. Concord may not have the funds available to pay down its debt, which could result in defaults. Posting additional collateral to support its repurchase facilities will reduce Concord’s liquidity and limit its ability to leverage its assets. Because Concord’s obligations under its repurchase facilities are recourse to Concord, if Concord does not have sufficient liquidity to meet such requirements, it would likely result in a rapid deterioration of Concord’s financial condition and solvency.

Concord’s future investment grade CDOs, if any, will be collateralized with loan assets and debt securities that are similar to those collateralizing its existing investment grade CDO, and any adverse market trends are likely to adversely affect the issuance of future CDOs as well as Concord’s CDOs in general.

Concord’s existing investment grade CDO is collateralized by fixed and floating rate loan assets and debt securities, and we expect that future issuances, if any, will be backed by similar loan assets and debt securities. Any adverse market trends that affect the value of these types of loan assets and debt securities will adversely affect the value of Concord’s interests in the CDOs and, accordingly, our interest in Concord. Such trends could include declines in real estate values in certain geographic markets or sectors, underperformance of loan assets and debt securities, or changes in federal income tax laws that could affect the performance of debt issued by REITs.

Credit ratings assigned to Concord’s investments are subject to ongoing evaluations and we cannot assure you that the ratings currently assigned to Concord’s investments will not be downgraded.

Some of Concord’s investments are rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s, Inc. The credit ratings on these investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings of Concord’s investments the market value of those investments could significantly decline, which may have an adverse affect on Concord’s financial condition.

The use of CDO financings with coverage tests may have a negative impact on Concord’s operating results and cash flows.

Concord’s current CDO contains, and it is likely that future CDOs, if any, will contain coverage tests, including over-collateralization tests, which are used primarily to determine whether and to what extent principal and interest proceeds on the underlying collateral debt securities and other assets may be used to pay principal of and interest on the subordinate classes of bonds in the CDO. In the event the coverage tests are not met, distributions otherwise payable to Concord may be re-directed to pay principal on the bond classes senior to Concord’s. Therefore, Concord’s failure to satisfy the coverage tests could adversely affect Concord’s operating results and cash flows.

Certain coverage tests which may be applicable to Concord’s interest in its CDOs (based on delinquency levels or other criteria) may also restrict Concord’s ability to receive net income from assets pledged to secure the CDOs. If Concord’s assets fail to perform as anticipated, Concord’s over-collateralization or other credit enhancement expenses associated with its CDO will increase. There can be no assurance of completing negotiations with the rating agencies or other key transaction parties on any future CDOs, as to what will be the actual terms of the delinquency tests, over-collateralization, cash flow release mechanisms or other significant factors regarding the calculation of net income to Concord. Failure to obtain favorable terms with regard to these matters may materially reduce net income to Concord.

If credit spreads widen, the value of Concord’s assets may suffer.

The value of Concord’s loan securities is dependent upon the yield demand on these loan securities by the market based on the underlying credit. A large supply of these loan securities combined with reduced demand will generally cause the market to require a higher yield on these loan securities, resulting in a higher, or “wider’, spread over the benchmark rate of such loan securities. Under such conditions, the value of loan securities in Concord’s portfolio would tend to decline. Such changes in the market value of Concord’s portfolio may adversely affect its net equity through their impact on unrealized gains or losses on available-for-sale loan securities, and therefore Concord’s cash flow, since Concord would be unable to realize gains through sale of such loan securities. Also, they could adversely affect Concord’s ability to borrow and access capital.

The value of Concord’s investments in mortgage loans, mezzanine loans and participation interests in mortgage and mezzanine loans is also subject to changes in credit spreads. The majority of the loans Concord invests in are floating rate loans whose value is based on a market credit spread to LIBOR. The value of the loans is dependent upon the yield demanded by the market based on their credit. The value of Concord’s portfolio would tend to decline should the market require a higher yield on such loans, resulting in the use of a higher spread over the benchmark rate. Any credit or spread losses incurred with respect to Concord’s loan portfolio would affect Concord in the same way as similar losses on Concord’s loan securities portfolio as described above.

Concord prices its assets based on its assumptions about future credit spreads for financing of those assets. Concord has obtained, and may obtain in the future, longer term financing for its assets using structured financing techniques such as CDOs. Such issuances entail interest rates set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps or LIBOR. If the spread that investors are paying on structured finance vehicles over the benchmark widens and the rates Concord charges on its securitized assets are not increased accordingly, this may reduce Concord’s income or cause losses.

Prepayments can increase, adversely affecting yields on Concord’s investments.

The value of Concord’s assets may be affected by an increase in the rate of prepayments on the loans underlying its loan assets and loan securities. The rate of prepayment on loans is influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond Concord’s control and consequently such prepayment rates cannot be predicted with certainty. In periods of declining real estate loan interest rates, prepayments of real estate loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the loans that were prepaid. Under certain interest rate and prepayment scenarios Concord may fail to recoup fully its cost of acquisition of certain investment.

Concord may not be able to issue CDO securities, which may require Concord to seek more costly financing for its real estate loan assets or to liquidate assets.

Concord has and may continue to seek to finance its loan assets on a long-term basis through the issuance of CDOs. Prior to any new investment grade CDO issuance, there is a period during which real estate loan assets are identified and acquired for inclusion in a CDO, known as the repurchase facility accumulation period. During this period, Concord authorizes the acquisition of loan assets and debt securities under one or more repurchase facilities from repurchase counterparties. The repurchase counterparties then purchase the loan assets and debt securities and hold them for later repurchase by Concord. Concord contributes cash and other collateral to be held in escrow by the repurchase counterparty to back Concord’s commitment to purchase equity in the CDO, and to cover its share of losses should loan assets or debt securities need to be liquidated. As a result, Concord is subject to the risk that it will not be able to acquire, during the period that its warehouse facilities are available, a sufficient amount of loan assets and debt securities to support the execution of an investment grade CDO issuance. In addition, conditions in the capital markets may make it difficult, if not impossible, for Concord to pursue a CDO when it does have a sufficient pool of collateral. If Concord is unable to issue a CDO to finance these assets or if doing so is not economical, Concord may be required to seek other forms of potentially less attractive financing or to liquidate the assets at a price that could result in a loss of all or a portion of the cash and other collateral backing its purchase commitment.

The recent capital market crisis has made financings through CDOs difficult.

The recent events in the subprime mortgage market have impacted Concord’s ability to consummate a second CDO. Although Concord holds only one bond of $11.5 million which has minimal exposure to subprime residential mortgages, conditions in the financial capital markets have made issuances of CDOs at this time less attractive to investors. As of March 31, 2008, Concord has recorded an other- than temporary impairment charge relating to this asset of $6.9 million. If Concord is unable to issue future CDOs to finance its assets, Concord will be required to hold its loan assets under its existing warehouse facilities longer than originally anticipated or seek other forms of potentially less attractive financing. The inability to issue future CDOs at accretive rates will have a negative impact on Concord’s cash flow and anticipated return.

The lack of a CDO market may require us to make a larger equity investment in Concord.

As of March 31, 2008, we had committed to invest up to $162.5 million in Concord, all of which has been invested. In view of the difficulties in the CDO market, we may continue to invest additional amounts in Concord only upon approval of our Board of Trustees.

Concord may not be able to access financing sources on favorable terms, or at all, which could adversely affect its ability to execute its business plan and its ability to make distributions.

Concord finances its assets through a variety of means, including repurchase agreements, credit facilities, CDOs and other structured financings. Concord may also seek to finance its investments through the issuance of common or preferred equity interests. Concord’s ability to execute this strategy depends on various conditions in the capital markets, which are beyond its control. If these markets are not an efficient source of long-term financing for Concord’s assets, Concord will have to find alternative forms of long-term financing for its assets. This could subject Concord to more expensive debt and financing arrangements which would require a larger portion of its cash flows, thereby reducing cash available for distribution to its members and funds available for operations as well as for future business opportunities.

Concord may make investments in assets with lower credit quality, which will increase our risk of losses.

Concord may invest in unrated loan securities or participate in unrated or distressed mortgage loans. The anticipation of an economic downturn, for example, could cause a decline in the price of lower credit quality investments and securities because the ability of obligors of mortgages, including mortgages underlying mortgage-backed securities, to make principal and interest payments may be impaired. If this were to occur, existing credit support in the warehouse structure may be insufficient to protect Concord against loss of its principal on these investments and securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 25, 2008	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer